kpmg

KPMG LLP

Chartered Accountants

Box 10426 777 Dunsmuir Street                     Telephone (604) 691-3000
Vancouver BC V7Y 1K3                              Telefax (604) 691-3031
Canada                                            www.kpmg.ca


Independent Auditors' Consent

The Board of Directors
Spectrum Signal Processing Inc.

We consent to the incorporation by reference in the registration statement (No. 333-30136) on Form S-8 of Spectrum Signal Processing Inc. of our report dated January 25, 2002, with respect to the consolidated balance sheets of Spectrum Signal Processing Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001, annual report on Form 20-F of Spectrum Signal Processing Inc.

/s/ "KPMG LLP"
Chartered Accountants
Vancouver, Canada
April 4, 2002


KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.